UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2017

PATRIOT GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-32919	86-0947048
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3651 Lindell Road, Suite D165
Las Vegas, NV 89103

(Address of principal executive offices)

1-702-456-9565

(Registrant’s telephone number, including area code)

__________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On August 30, 2017, the Board of Directors of Patriot Gold Corp. ("Patriot") approved a share repurchase program ("normal course issuer bid") through the facilities of the Canadian Securities Exchange. Under the normal course issuer bid, Patriot Gold Corp (Patriot) may purchase up to 3,912,760 common shares of the currently issued and outstanding common shares of Patriot. The normal course issuer bid will not extend beyond August 30, 2018. Any purchases will be made by Patriot at the prevailing market prices of the shares at the time of purchase. All shares purchased will be cancelled. The actual number of shares purchased, timing of purchases and the price at which the shares are bought will depend upon future market conditions and potential alternative uses for Patriot's cash resources.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patriot Gold Corp.
(Registrant)

By: /s/ Trevor Newton
Trevor Newton, President

Date:  September 7, 2017

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